UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2015

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2015, Enbridge Energy Partners, L.P. (the “Partnership”) exercised its right to add a lender and increase the total amount of commitments under its 364-day revolving Credit Agreement, dated as of July 6, 2012, with JPMorgan Chase Bank, National Association, as administrative agent, by entering into an Incremental Commitment Activation Notice and a New Lender Supplement, each dated August 7, 2015, with BNP Paribas, and JPMorgan Chase Bank, National Association. This transaction increased the aggregate commitments by $100 million to $625 million and added BNP Paribas as a new lender. A copy of each of the Incremental Commitment Activation Notice and New Lender Supplement is attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Incremental Commitment Activation Notice, dated as of August 7, 2015, by and among Enbridge Energy Partners, L.P., BNP Paribas and JPMorgan Chase Bank, National Association.

10.2	New Lender Supplement, dated as of August 7, 2015, by and among Enbridge Energy Partners, L.P., BNP Paribas and JPMorgan Chase Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: August 13, 2015	By:	/s/ Chris Kaitson
Chris Kaitson
Vice President – Law and Assistant Corporate Secretary
(Duly Authorized Officer)

Index of Exhibits

Exhibit
Number	Description

10.1	Incremental Commitment Activation Notice, dated as of August 7, 2015, by and among Enbridge Energy Partners, L.P., BNP Paribas and JPMorgan Chase Bank, National Association.

10.2	New Lender Supplement, dated as of August 7, 2015, by and among Enbridge Energy Partners, L.P., BNP Paribas and JPMorgan Chase Bank, National Association.